Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-185136) of Generac Holdings Inc.;
(2)	Registration Statement (Form S-8 No. 333-164851) pertaining to the 2010 Equity Incentive Plan of Generac Holdings Inc.;
(3)	Registration Statement (Form S-8 No. 333-183109) pertaining to Amended and Restated 2010 Equity Incentive Plan of Generac Holdings Inc.; and
(4)	Registration Statement (Form S-8 No. 333-197944) pertaining to Amended and Restated 2010 Equity Incentive Plan of Generac Holdings Inc.

of our report dated February 26, 2016 (except for Note 6, Segment Reporting, and Note 2, New Accounting Pronouncements, as to which the date is February 24, 2017), with respect to the consolidated financial statements of Generac Holdings Inc., included in the Annual Report (Form 10-K) filed on February 24, 2017.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

February 24, 2017